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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


 1st Group Telecommunications, Inc.
 Ace/Putzel Electric, Inc.
 Aladdin Ward Electric & Air, Inc.
 Amber Electric, Inc.
 Anderson & Wood Construction Co., Inc.
 ARC Electric, Incorporated
 B. Rice Electric LP
 Bachofner Electric, Inc.
 Bear Acquisition Corporation
 Bexar Electric Company, Ltd.
 Brink Electric Construction Co.
 Britt Rice Electric, Inc.
 Britt Rice Holdings LLC
 Britt Rice Management LLC
 Bryant Electric Company, Inc.
 BW Consolidated, Inc.
 BW/BEC, Inc.
 BW/BEC, L.L.C.
 Canova Electrical Contracting, Inc.
 Carroll Holdings LLC
 Carroll Management LLC
 Carroll Systems LP
 Carroll Systems, Inc.
 Charles P. Bagby Co., Inc.
 Collier Electric Company, Inc.
 Commercial Electrical Contractors, Inc.
 Cross State Electric, Inc.
 Cypress Electrical Contractors, Inc.
 Daniel Electrical Contractors, Inc.
 Daniel Electrical of Treasure Coast, Inc.
 Daniel Integrated Technologies, Inc.
 Davis Electrical Constructors, Inc.
 Delco Electric, Inc.
 DKD Electric Company, Inc.
 Electro-Tech, Inc.
 EMC Acquisition Corporation
 Ernest P. Breaux Electrical, Inc.
 Federal Communications Group, Inc.
 Florida Industrial Electric, Inc.
 General Partner, Inc.
 Goss Electric Company, Inc.
 H.R. Allen, Inc.
 Hatfield Reynolds Electric Company
 Haymaker Electric, Ltd.



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 Holland Electrical Systems, Inc.
 Houston Stafford Holdings, LLC
 Houston-Stafford Electric, Inc.
 Houston-Stafford Electrical Contractors, LP
 Houston-Stafford Management LLC
 Howard Brothers Electric Co., Inc.
 ICS Holdings LLC
 ICS Integrated Communication Services LP
 IES Communications, Inc.
 IES Contractors Holdings LLC
 IES Contractors LP
 IES Contractors Management LLC
 IES Electrical Group, Inc.
 IES Holdings, LLC
 IES Management, LP
 IES Properties Holdings, LLC
 IES Properties Management, Inc.
 IES Properties, Inc.
 IES Properties, LP
 IES Reinsurance, Ltd
 IES Residential Group, Inc.
 IES Specialty Lighting, Inc.
 IES Ventures Inc.
 Integrated Electrical Finance, Inc.
 Intelligent Building Solutions, Inc.
 J.W. Gray Electric Company, Inc.
 J.W. Gray Electrical Contractors, LP
 J.W. Gray Holdings, LLC
 J.W. Gray Management, LLC
 Kayton Electric, Inc.
 Key Electrical Supply, Inc.
 Linemen, Inc. (d/b/a California Communications)
 Mark Henderson, Incorporated
 Menninga Electric, Inc.
 Mid-States Electric Company, Inc.
 Mills Electric  LP
 Mills Electrical Contractors, Inc.
 Mills Electrical Holdings, LLC
 Mills Management LLC
 Mitchell Electric Company, Inc.
 M-S Systems, Inc.
 Murray Electrical Contractors, Inc.
 NBH Holding Co., Inc.
 Neal Electric LP
 Neal Electric Management LLC
 New Technology Electrical Contractors, Inc.
 Newcomb Electric Company, Inc.
 Pan American Electric Company, Inc., a New Mexico Corporation



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 Pan American Electric, Inc.
 Paulin Electric Company, Inc.
 Pollock Electric, Inc.
 Pollock Summit Electric, LP
 Pollock Summit Holdings, Inc.
 PrimeNet, Inc.
 Primo Electric Company
 Raines Electric Co., Inc.
 Raines Electric LP
 Raines Holdings LLC
 Raines Management LLC
 RKT Electric, Inc.
 Rockwell Electric, Inc.
 Rodgers Electric Company, Inc.
 Ron's Electric, Inc.
 SEI Electrical Contractor, Inc.
 Spectrol, Inc.
 Summit Electric of Texas, Incorporated
 T&H Electrical Corporation
 Tech Electric Co., Inc.
 Tesla Power (Nevada), Inc.
 Tesla Power and Automation, LP
 Tesla Power G.P., Inc.
 Tesla Power Properties, LP
 Thomas Popp & Company
 Valentine Electrical, Inc.
 Wolfe Electric Co., Inc.
 Wright Electrical Contracting, Inc.